EXHIBIT 32.2

CERTIFICATION OF CHIEF ACCOUNTING OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Mark L. Wabschall, Senior Vice President and Chief Accounting Officer of webMethods, Inc. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2005 (the “Report”). The undersigned hereby certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 13, 2005	/s/ MARK L. WABSCHALL Name: Mark L. Wabschall Title: Senior Vice President and Chief Accounting Officer